UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Donahue Ferry Road
     Pineville, Louisiana                            71360-5226
(Address of principal executive offices)                         (Zip Code)
Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 22, 2023, Cleco Cajun LLC and South Central Generating LLC (“Sellers”), subsidiaries of Cleco Corporate Holdings LLC, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Big Pelican LLC and Pelican South Central LLC (“Purchasers”), affiliates of Atlas Capital Resources IV LP, pursuant to which Sellers have agreed to sell their unregulated electric utility business (the “Business”) to Purchasers (the “Transaction”).
The purchase price for the Business is $600.0 million, with $500.0 million due at closing and $100.0 million payable 24 months after closing and subject to the closing purchase price adjustment as set forth in the Purchase Agreement, including adjustments based on net working capital.
The closing of the Transaction is subject to customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) approval of the Federal Energy Regulatory Commission, (iii) approval of the Federal Communication Commission, and (iv) customary conditions regarding the accuracy of the representations and warranties and compliance by the parties with their respective obligations under the Purchase Agreement. The Transaction is not subject to a financing condition and is expected to close by the second quarter of 2024, subject to satisfaction of the foregoing conditions.
The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. Between the date of the Purchase Agreement and the consummation of the Transaction, Sellers have agreed to use commercially reasonable effort to cause the Business to operate in the ordinary course of business consistent with past practice and have agreed to certain other operating covenants with respect to the Business as set forth in the Purchase Agreement. The Purchase Agreement includes customary termination provisions, including if the closing of the Transaction has not occurred within nine months of November 22, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

Date: November 29, 2023	By:	/s/ Tonita Laprarie
Tonita Laprarie
Controller and Chief Accounting Officer